UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) August 6, 2020

MADISON TECHNOLOGIES INC.
(Exact name of registrant as specified in its chapter)

Nevada	000-51302	00-0000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4448 Patterdale Drive, North Vancouver, BC	V7R 4L8
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (206) 203-0474

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MDEX	OTC

ITEM 3.02 Unregistered Sales of Equity Securities

As previously reported in the Current Report on Form 8-K filed on July 20, 2020, and in the Schedule 14F filed on July 24, 2020, effective July 14, 2020, the Board of Directors of Madison Technologies, Inc. (the “Company”) approved the creation and issuance of 100,000 shares of Series A Convertible Preferred Stock and 100 shares of Series B Super Voting Preferred Stock pursuant to the conditions precedent to closing the Acquisition Agreement with Luxurie Legs, LLC ratified on July 17, 2020, under which the Company acquired the Casa Zeta-Jones Brand License Agreement (the “License Agreement”) from Luxurie Legs, LLC (“Luxurie”).

Series A Convertible Preferred Stock

Shares of Series A Convertible Preferred Stock are convertible into shares of the Company’s Common Stock equal to 95% of the issued and outstanding shares of Common Stock post-closing, with a 9.99% conversion cap and anti-dilution rights for twenty-four (24) months.

On August 6, 2020, the Board of Directors of the Company approved the issuance of all 100,000 authorized shares of Series A Convertible Preferred Stock to the following Luxurie stakeholders:

Equity Markets Advisory Inc.	40,000 Shares

Trillium Partners LP	40,000 Shares

Walter Hoelzel	5,000 Shares

Stuart Sher	5,000 Shares

Series B Super Voting Preferred Stock

Also on August 6, 2020, the Board of Directors of the Company approved the issuance of all 100 authorized shares of Series B Super Voting Preferred Stock to Jeffrey Canouse, a current Director of the Company, who has been approved by the Board of Directors to become the Company’s Chief Executive Officer upon the resignation of Joseph Gallo, following the completion of the remaining closing formalities of the License Agreement, as detailed in the July 20, 2020 Current Report on Form 8-K and the July 24, 2020 Schedule 14F as previously filed with the Commission.

As such, Jeffrey Canouse effectively holds the majority voting power over the Company, by virtue of the 51% Super Voting rights attributed to the holder of the Series B Super Voting Preferred Stock, as further detailed below.

We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Act”) since the foregoing issuances did not involve a public offering, the recipients took the securities for investment and not resale, we took appropriate measures to restrict transfer, and the recipients had access to similar documentation and information as would be required in a Registration Statement under the Act. No underwriters or agents were involved in the foregoing issuance and the Company paid no underwriting discounts or commissions.

The foregoing description of the August 6, 2020 Unanimous Written Consent of the Board of Directors is qualified in its entirety by the Unanimous Written Consent of the Board of Directors dated August 6, 2020, filed as Exhibit 10.1 to this report, which is incorporated by reference herein.

Item 5.03 Amendment to Articles of Incorporation or Bylaws

On July 28, 2020, the Company filed a Certificate of Amendment to its Articles of Incorporation and Certificates of Designation establishing the designations, preferences, limitations and relative rights of the Company’s Series A Convertible Preferred Stock and Series B Super Voting Preferred Stock in the State of Nevada.

Series A Convertible Preferred Stock

The terms of the Certificate of Designation of the Series A Convertible Preferred Stock, which was filed with the State of Nevada on July 28, 2020, state that the shares of Series A Convertible Preferred Stock are convertible into shares of the Company’s Common Stock equal to 95% of the issued and outstanding shares of Common Stock post-closing, with a 9.99% conversion cap and anti-dilution rights for twenty-four (24) months.

Series B Super Voting Preferred Stock

The terms of the Certificate of Designation of the Series B Super Voting Preferred Stock, which was filed with the State of Nevada on July 28, 2020, include the right to vote on all shareholder matters equal to 51% of the total vote of common stockholders (“Super Majority Voting Rights”). The Series B Super Voting Preferred Stock holder is entitled to this 51% voting right no matter how many shares of common stock or other voting stock of the Company are issued or outstanding in the future, such that the holder of Series B Super Voting Preferred Stock shall always have majority control of the Company.

The foregoing descriptions of the terms of the Certificate of Amendment and Certificates of Designation are qualified in their entirety by the Certificate of Amendment and Certificates of Designation that were filed with the Nevada Secretary of State on July 28, 2020, filed as Exhibits 10.2 and 10.3 to this report, which are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)      Exhibits.

The following Exhibits are furnished herewith:

Exhibit Number	Description
10.1	Unanimous Written Consent of the Board of Directors dated August 6, 2020

10.2	Certificate of Amendment with Action By Written Consent of the Board of Directors of Madison Technologies Inc. filed in Nevada on July 28, 2020

10.3	Certificates of Designation for Series A and Series B Preferred Stock filed in Nevada on July 28, 2020

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MADISON TECHNOLOGIES INC.

Date: August 7, 2020	By:	/s/ Joseph Gallo
	Name:	Joseph Gallo
	Title:	President, Chief Executive Officer